Preliminary Copy
COEUR D’ALENE MINES CORPORATION
400 Coeur d’Alene Mines Building
505 Front Avenue, P.O. Box I
Coeur d’Alene, Idaho 83814

COMMON STOCK PROXY

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT
THE COEUR D’ALENE RESORT AND CONFERENCE CENTER, SECOND STREET AND FRONT AVENUE, COEUR D’ALENE, IDAHO ON SEPTEMBER, [          ] 2004 AT [                    ] A.M. LOCAL TIME.

The undersigned hereby constitutes and appoints each of Dennis E. Wheeler and James A. Sabala, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the special meeting of Coeur shareholders to be held on September [          ], 2004, or at any adjournment or postponement thereof, with all powers the undersigned would have if personally present, upon and in respect of the following proposals and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the special meeting. The proposals referred to herein are described in detail in the accompanying proxy statement/ prospectus.

The signed Proxy will be voted as directed, but if no instructions are specified, this signed Proxy will be voted FOR Proposals 1, 2 and 3. If any other business is presented at such meeting, this signed Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

(continued and to be signed on reverse side)

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The Shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1, 2, and 3.
The Board of Directors unanimously recommends voting FOR the following proposals:

1. To approve the Agreement and Plan of Merger and the Coeur Holding Company Reorganization	FOR ☐	AGAINST☐	ABSTAIN ☐

2. To approve the issuance of New Coeur stock in connection with the proposed acquisition of Wheaton River Minerals Ltd.	FOR ☐	AGAINST☐	ABSTAIN ☐

3. To authorize the adjournment or postponement of the special meeting to solicit additional votes for Proposals 1 or 2.	FOR ☐	AGAINST☐	ABSTAIN ☐

☐	Please mark here for address change or comments. See reverse side

I plan to attend the meeting:       YES ☐                        NO ☐

PLEASE COMPLETE, SIGN, DATE AND MAIL
THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

Signature(s)

Signature(s)

Name(s)	Dated:	, 2004

Name(s)	Dated:	, 2004

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate the title. If shares are held jointly, each holder should sign.

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Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

VOTE BY TELEPHONE: You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right hand corner of this form.

 OPTION A: To vote as the Board of Directors recommends on ALL proposals: Press 1.

 OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1: To vote FOR, press 1; AGAINST, Press 9; ABSTAIN, press 0.
For all remaining Proposals: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/coeur

 PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET.

THANK YOU FOR VOTING

Call * * Toll Free * * On a Touch-Tone Telephone 1-866-894-0535 ANYTIME There is NO CHARGE to you for this call.	CONTROL NUMBER FOR TELEPHONE/INTERNET VOTING